UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2014

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2014, Zoetis Inc. (the "Company") announced that Paul S. Herendeen has been appointed by the Company's Board of Directors to serve as the Company’s Executive Vice President and Chief Financial Officer, effective September 2, 2014. In addition, the Company announced that Glenn David, who has been serving as Acting Chief Financial Officer since April 22, 2014, will step down as Acting Chief Financial Officer and continue to serve as the Company’s Senior Vice President of Finance Operations, effective upon Mr. Herendeen’s first date of employment.
Mr. Herendeen, age 58, served as Executive Vice President and Chief Financial Officer of Warner Chilcott PLC, a specialty pharmaceutical company, from 2005 to 2013 and from 1998 to 2000, and was a director of Warner Chilcott in 2013 and from 1996 to 2000. From 2001 to 2004, Mr. Herendeen was Executive Vice President and Chief Financial Officer of MedPointe, Inc., a specialty pharmaceutical company acquired by Meda AB. Prior to joining Warner Chilcott in 1998, Mr. Herendeen gained valuable financial experience at Dominion Income Management, CornerStone Partners, LLC (formerly Prudential Equity Investors), Oppenheimer & Co. Inc., Continental Bank Corporation and Arthur Andersen & Co. Mr. Herendeen graduated from Boston College with a bachelor’s degree in Business Administration, and earned a Master of Business Administration degree from the University of Virginia’s Darden School of Business.
There are no arrangements or understandings between Mr. Herendeen and any other persons pursuant to which he was appointed as the Company's Executive Vice President and Chief Financial Officer. There is no family relationship between Mr. Herendeen and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Herendeen that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.
Pursuant to the terms of an employment offer letter, dated July 31, 2014, by and between the Company and Mr. Herendeen, for his service as the Company’s Executive Vice President and Chief Financial Officer, Mr. Herendeen will:

•	receive an annual base salary of $630,000;

•
be eligible to participate in the Company’s Annual Incentive Plan, with an annual target incentive of 70% of his base salary, to be earned based on factors such as the Company’s performance, his function’s performance, and his individual performance, and subject to the approval of the Company’s Compensation Committee;

•
be eligible to participate in the Company’s Long Term Incentive Program, with a target award for the 2015 long-term incentive grant of $1,750,000, subject to the terms and conditions set forth in the Company’s Equity and Incentive Plan documents;

•
receive a sign-on Long Term Incentive Award with a grant date fair value of $875,000 upon the commencement of his employment, to be provided in the form of Company Stock Options and Restricted Stock Units, each representing 50% of the total award grant date fair value, and each vesting on the third anniversary of the grant date, and all subject to the terms and conditions set forth in the Company’s Equity and Incentive Plan documents;

•
be eligible to receive benefits under the Company’s Executive Severance Plan in the event of certain involuntary termination circumstances and upon the approval of the Company’s Compensation Committee, subject to the terms and conditions described in the plan document; and

•	be eligible to participate in the Company’s U.S. benefits programs, subject to the terms and conditions of each program, and as described in the plan documents and summary plan descriptions.
In addition to the compensation that Mr. Herendeen will receive in connection with his appointment as Executive Vice President and Chief Financial Officer, the Company has entered into its standard form of indemnification agreement with Mr. Herendeen.
A copy of the press release issued by the Company announcing the appointment of Mr. Herendeen is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit:
 99.1     Press Release issued on August 14, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: August 14, 2014

INDEX OF EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued on August 14, 2014.